Calculation of Filing Fee Tables
S-8
ORION ENERGY SYSTEMS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value	Other	50,000	$ 9.44	$ 472,000.00	0.0001381	$ 65.18
Total Offering Amounts:						$ 472,000.00		$ 65.18
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 65.18
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Registrant's common stock, no par value per share (the "Common Stock") that become issuable under the Option Award Agreement between the Registrant and Sally A. Washlow (the "Option Award Agreement") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The total number of shares registered covers 50,000 shares of Common Stock, which are issuable pursuant to the Option Award Agreement. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $9.44, the average of the high and low price per share of Common Stock as reported on the Nasdaq Capital Market on November 3, 2025, which date is within five business days prior to filing this Registration Statement, rounded up to the nearest cent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A